CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 30, 2011, with respect to the financial statements of China, Inc. contained in the Amended Registration Statement and Prospectus of China, Inc. We hereby consent to the use of the aforementioned report in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

/s/ D. Brooks and Associates CPA's, P.A. D. Brooks and Associates CPA’s, P.A. West Palm Beach, FL February 10, 2012